Credit Suisse Emerging Markets Fund, Inc.
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2005


Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			AES Tiete SA-PREF


Date Purchased:			6/15/05


Price Per Share:		$.04


Shares Purchased
by the Portfolio *:		57,000,000


Total Principal Purchased
by the Portfolio *:		$2,280,000


% of Offering Purchased
by the Portfolio:		1.04%


Broker:				Santander


Member:				Joint Coordinator




Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			Novatek OAO 144A


Date Purchased:			7/21/05


Price Per Share:		$16.75


Shares Purchased
by the Portfolio *:		4,365

Total Principal Purchased
by the Portfolio *:		$73,113.75


% of Offering Purchased
by the Portfolio:		.01%


Broker:				UBS


Member:				Joint Lead Manager




Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			Bradespar SA PFD


Date Purchased:			9/15/05


Price Per Share:		$53.00


Shares Purchased
by the Portfolio *:		1,900


Total Principal Purchased
by the Portfolio *:		$100,700


% of Offering Purchased
by the Portfolio:		.02%


Broker:				Espirito Santo Securities


Member:				Joint Lead Manager




Portfolio:			Credit Suisse Emerging Markets Fund, Inc.


Security:			China Construction Bank-H


Date Purchased:			10/20/05


Price Per Share:		$2.37


Shares Purchased
by the Portfolio *:		1,035,000


Total Principal Purchased
by the Portfolio *:		$2,456,883

% of Offering Purchased
by the Portfolio:		.00%


Broker:				Morgan Stanley Secs HK (CSAMA)

Member:				Joint Lead Manager